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                                                                    [LETTERHEAD]



July 21, 1998

Scientific Learning Corporation
1995 University Avenue, Suite 400
Berkeley, CA  94701

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Scientific Learning Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering an underwritten public offering of up to 2,760,000 shares of the Company's common stock, including 360,000 shares of common stock that may be sold pursuant to the exercise of an over-allotment option, of which 193,658 shares may be sold by certain selling stockholders (collectively, the "Shares").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) that the shares of Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the selling stockholders are validly issued, fully paid and non-assessable and that the Shares to be sold by the Company, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP


By:  /s/ Jeffrey S. Zimman
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         Jeffrey S. Zimman